Marketwise Announces Financial and Legal Advisors of the Special Committee of its Board of Directors

BALTIMORE, Nov. 20, 2025 (GLOBE NEWSWIRE) — On October 29, 2025, MarketWise, Inc. (“MarketWise” or the “Company”) (NASDAQ: MKTW), a leading multi-brand digital subscription services platform that provides premium financial research, software, education, and tools for self-directed investors, received an unsolicited non-binding proposal from Monument & Cathedral Holdings, LLC (collectively with its affiliates, "M&C"), to acquire all of the outstanding equity interests of the Company and Marketwise, LLC that are not owned by M&C, for cash consideration of $17.25 per share (the "Proposal"), contingent upon the termination of the Company’s tax receivable agreement. In the Q3’25 earnings report released on November 6, 2025, the Company disclosed that a Special Committee of the Board of Directors was reviewing the Proposal in consultation with its advisors.
The mandate of the Special Committee is to evaluate the Proposal and any alternatives thereto that may be available to the Company. The Special Committee has retained Centerview Partners LLC as its financial advisor and Kirkland & Ellis LLP as its legal advisor.
There can be no assurance that any transaction will result from the Special Committee's evaluation, or, if so, the timing, terms and conditions of any such transaction. MarketWise does not intend to comment on or disclose further developments with respect to this matter unless and until further disclosure is appropriate or required.
About MarketWise
Founded with a mission to level the playing field for self-directed investors, today MarketWise is a leading multi-brand subscription services platform providing premium financial research, software, education, and tools for investors.
With more than 25 years of operating history, MarketWise serves a community of millions of free and paid subscribers. MarketWise’s products are a trusted source for high-value financial research, education, actionable investment ideas, and investment software. MarketWise is a 100% digital, direct-to-customer company offering its research across a variety of platforms including mobile, desktops, and tablets. MarketWise has a proven, agile, and scalable platform and our vision is to become the leading financial solutions platform for self-directed investors.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the financial position, business strategy, the plans and objectives of management for future operations, and the potential for future transactions. These forward-looking statements generally are identified by the words “estimate,” “believe,” “project,” “expect,” “anticipate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: our ability to attract new subscribers and to persuade existing subscribers to renew their subscription agreements with us and to purchase additional products and services from us; our ability to adequately market our products and services, and to develop additional products and product offerings; our ability to manage our growth effectively, including through acquisitions; failure to maintain and protect our reputation for trustworthiness and independence; our ability to attract, develop, and retain capable management, editors, and other key personnel; our ability to grow market share in our existing markets or any new markets we may enter; adverse or weakened conditions in the financial sector, global financial markets, and global economy; current macroeconomic events, including heightened inflation, rise in interest rates and the potential for an economic recession; failure to comply with laws and regulations or other regulatory action or investigations, including the Investment Advisers Act of 1940, as amended; our ability to respond to and adapt to changes in technology and consumer behavior; failure to successfully identify and integrate acquisitions, or dispose of assets and businesses; our public securities’ potential liquidity and trading; the impact of the regulatory environment and complexities with compliance related to such environment; our future capital needs; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting; and other factors beyond our control.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.
Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.
MarketWise Investor Relations Contact Information
Email: ir@marketwise.com
MarketWise Media Contact
Email: media@marketwise.com

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